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                [Heller Ehrman White & McAuliffe LLP Letterhead]

                                                                     Exhibit 5.1


January 29, 2002






Lam Research Corporation
4650 Cushing Parkway
Fremont, CA  94538

                       REGISTRATION STATEMENT ON FORM S-3

Ladies and Gentlemen:


         We have acted as counsel to Lam Research Corporation, a Delaware corporation (the "COMPANY"), in connection with the Registration Statement on Form S-3 (the "REGISTRATION STATEMENT") to be filed with the Securities and Exchange Commission on or about January 29, 2002, for the purpose of registering under the Securities Act of 1933, as amended, 2,000,000 shares of the Company's Common Stock, par value $0.001 (the "SHARES"), issuable pursuant to a warrant to purchase the Company's Common Stock, dated December 19, 2001 (the "WARRANT"), held by Varian Semiconductor Equipment Associates, Inc., a Delaware corporation.

         We have assumed the authenticity of all records, documents and instruments submitted to us as originals, the genuineness of all signatures, the legal capacity of natural persons and the conformity to the originals of all records, documents and instruments submitted to us as copies.

         In rendering our opinion, we have examined the following records, documents and instruments:

    (a) The Certificate of Incorporation of the Company, as amended, certified by the Secretary of State of the State of Delaware as of January 24, 2002, and certified to us by an officer of the Company as being complete and in full force as of the date of this opinion;

    (b) The Bylaws of the Company certified to us by an officer of the Company as being complete and in full force and effect as of the date of this opinion;

    (c) A Certificate of the Vice President, Finance and Chief Financial Officer of the Company (i) attaching records certified to us as constituting all records of proceedings and actions of the Board of Directors, including any committee thereof, and stockholders of the Company relating to the Shares, the Warrant and the Registration Statement, and (ii) certifying as to certain factual matters;


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HELLEREHRMAN
   ATTORNEYS

                                                                January 29, 2002
                                                                          Page 2

    (d)  The Registration Statement;

    (e) A letter from Mellon Investor Services LLC, the Company's transfer agent, dated January 25, 2002, as to the number of shares of the Company's Common Stock that were outstanding on January 24, 2002; and

    (f)  The Warrant.

         This opinion is limited to the federal law of the United States of America and the General Corporation Law of the State of Delaware (which includes applicable provisions of the Delaware Constitution and reported judicial decisions interpreting the General Corporation Law of the State of Delaware and the Constitution of the State of Delaware), and we disclaim any opinion as to the laws of any other jurisdiction. We further disclaim any opinion as to any other statute, rule, regulation, ordinance, order or other promulgation of any other jurisdiction or any regional or local governmental body or as to any related judicial or administrative opinion.

         Based upon the foregoing and our examination of such questions of law as we have deemed necessary or appropriate for the purpose of this opinion, and assuming that (i) the Registration Statement becomes and remains effective during the period when the Shares are offered and sold, (ii) the full consideration stated in the Warrant is paid for each Share and that such consideration in respect of each Share includes payment of cash or other lawful consideration; (iii) the Shares are issued in accordance with the terms of the Warrant and the actions of the Board of Directors authorizing the issuance of the Warrant, (iv) an adequate number shares of the Company's Common Stock is reserved and available for issuance at the time the Warrant is exercised and (v) all applicable securities laws are complied with, it is our opinion that when issued and sold by the Company, the Shares will be duly authorized and validly issued, and will be fully paid and nonassessable.

         This opinion is rendered to you in connection with the Registration Statement. This opinion may not be relied upon by you for any other purpose without our prior written consent. We disclaim any obligation to advise you of any change of law that occurs, or any facts of which we may become aware, after the date of this opinion.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to us under the caption "Legal Matters" in the Registration Statement.


                                        Very truly yours,

                                        /s/ Heller Ehrman White & McAuliffe LLP


Heller Ehrman White & McAuliffe LLP